UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2013

ACTAVIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13305	95-3872914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2013, Actavis, Inc. (f/k/a Watson Pharmaceuticals, Inc., the “Company”), Bank of America, N.A. and a syndicate of banks participating as lenders entered into (i) an amendment agreement (the “Revolver Amendment”) to amend and restate the Company’s existing $750 million senior unsecured revolving credit loan facility dated as of September 16, 2011, as amended by that certain Amendment No. 1 to Credit Agreement and Joinder Agreement, dated as of May 21, 2012 (such facility, prior to its amendment and restatement pursuant to the Revolver Amendment, the “Existing Revolver”) and (ii) an amendment agreement (the “Term Loan Amendment”) to amend and restate the Company’s existing $1.8 billion senior unsecured term loan credit facility dated June 22, 2012 (such facility, prior to its amendment and restatement pursuant to the Term Loan Amendment, the “Existing Term Loan”). The Revolver Amendment and the Term Loan Amendment are referred to collectively herein as the “Amendments”. The Existing Revolver and the Existing Term Loan are referred to collectively herein as the “Existing Credit Facilities”. The Amendments became effective in accordance with their terms on August 1, 2013.

The Amendments will, among other things described below or more fully set forth in the Amended and Restated Credit Facilities (as defined below): (i) replace the Company, as borrower, with a newly-formed Luxembourg company, Actavis WC Holding S.à r.l. (the “ACT Borrower”) that will be a direct or indirect parent of the Company and a direct or indirect wholly-owned subsidiary of Actavis Limited which, prior to the Closing Date (as defined below) will be converted into a public limited company and renamed Actavis plc (“Parent”),(ii) add Parent and the Company as guarantors, (iii) delete the springing minimum net worth financial maintenance covenant and (iv) revise certain representations and warranties, financial reporting requirements and other affirmative and negative covenants and events of default as set forth in the Amended and Restated Credit Facilities. In addition, the Revolver Amendment will extend the maturity of the Existing Revolver by one year, to September 16, 2017 (or if such day is not a business day, the next preceding business day). The Existing Revolver and the Existing Term Loan, as amended by the Amendments, are referred to herein respectively as the “Amended and Restated Revolver” and the “Amended and Restated Term Loan” and, collectively, the “Amended and Restated Credit Facilities”. The date of the consummation of the Company’s proposed acquisition (the “Acquisition”) of Warner Chilcott plc (“Warner Chilcott”) (as described in the Company’s Current Report on Form 8-K dated May 19, 2013) is referred to herein as the “Closing Date”.

Interest Rate and Amortization

The Amended and Restated Term Loan provides that loans thereunder will bear interest, at the ACT Borrower’s choice, of a per annum rate equal to either (a) a base rate, plus an applicable margin per annum varying from 0.00% per annum to 1.00% per annum depending on the publicly announced debt ratings for non-credit-enhanced, senior unsecured long-term indebtedness of Parent (such applicable debt rating the “Debt Rating”) or (b) a Eurodollar rate, plus an applicable margin varying from 1.00% per annum to 2.00% per annum depending on the Debt Rating.

The Amended and Restated Revolver provides that loans thereunder will bear interest, at the ACT Borrower’s choice, of a per annum rate equal to either (a) a base rate, plus an applicable margin per annum varying from 0.00% per annum to 0.75% per annum depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from 0.875% per annum to 1.75% per annum depending on the Debt Rating.

The Amended and Restated Term Loan will mature on October 31, 2017 (or if such day is not a business day, the next preceding business day), and the outstanding principal amount is payable in equal quarterly installments of 2.50% per quarter, with the remaining balance payable on the maturity date. The Amended and Restated Revolver will now mature on September 16, 2017 (or if such day is not a business day, the next preceding business day).

Guarantees

The Amended and Restated Credit Facilities will provide that all obligations thereunder will be jointly and severally guaranteed by (i) Parent, (ii) the Company and (iii) any subsidiary (other than the ACT Borrower) that becomes a guarantor of third party indebtedness of the ACT Borrower in an aggregate principal amount exceeding $200,000,000 (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Parent).

Representations, Covenants and Events of Default

The Amended and Restated Credit Facilities will contain customary representations and warranties, financial reporting covenants and other affirmative and negative covenants and events of default (the occurrence of which may trigger an acceleration of amounts outstanding under the Amended and Restated Credit Facilities).

In addition, Parent shall be required to comply with a quarterly total leverage maintenance covenant that is substantially similar to the covenant in the Existing Credit Facilities.

Conditions

The effectiveness of the Amended and Restated Credit Facilities on the Closing Date, is subject to several conditions, including (i) no “Warner Chilcott Material Adverse Effect” under that certain Transaction Agreement, dated as of May 19, 2013, with Warner Chilcott, Parent, Actavis Ireland Holding Limited, Actavis W.C. Holding LLC and Actavis W.C. Holding 2 LLC (the “Transaction Agreement”) (attached as Exhibit 2.1 in the Company’s Current Report on Form 8-K filed on May 20, 2013), (ii) consummation of the Acquisition, (iii) receipt of customary closing documents and (iv) other customary closing conditions more fully set out in the Amended and Restated Credit Facilities.

The final termination date for the effectiveness of the Amended and Restated Credit Facilities is the End Date, as defined in the Transaction Agreement.

The foregoing description is qualified in its entirety by reference to the text of (i) the Term Loan Amendment, which is attached as Exhibit 10.1 hereto, (ii) the Revolver Amendment, which is attached as Exhibit 10.2 hereto, (iii) the Amended and Restated Revolver, which is attached as Exhibit 10.3 hereto and (iv) the Amended and Restated Term Loan, which is attached as Exhibit 10.4 hereto.

Item 8.01. Other Events.

On August 1, 2013, Parent, Bank of America, N.A., as Administrative Agent and a syndicate of banks participating as lenders entered into a new senior unsecured term loan credit and guaranty agreement (the “Target Term Loan Agreement”) pursuant to which the lenders party to the agreement will provide loans, on the Closing Date, to Warner Chilcott Corporation, a Delaware corporation (the “US Borrower”), WC Luxco S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand-Duchy of Luxembourg (the “Luxembourg Borrower”), and Warner Chilcott Company, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (the “Puerto Rico Borrower” and, together with the US Borrower and the Luxembourg Borrower, the “WC Borrowers”) in an aggregate amount, not to exceed $2.0 billion, comprised of (i) a tranche pursuant to which loans will be made in US Dollars to, at the option of Parent, one or more of the WC Borrowers, in an original aggregate principal amount of up to $1.0 billion and will mature on the date which is three years after the Closing Date (the “Three Year Tranche”) and (ii) a tranche pursuant to which loans will be made in US Dollars to, at the option of Parent, one or more of the WC Borrowers, in an original aggregate principal amount of up to $1.0 billion and will mature on the date which is five years after the Closing Date (the “Five Year Tranche”). The proceeds from borrowings under the Target Term Loan Agreement will be used to finance the repayment of the existing credit facilities of the WC Borrowers and pay transaction fees and expenses. The WC Borrowers and Warner Chilcott Finance LLC, as a guarantor, will become parties to the Target Term Loan Agreement on the Closing Date. The Target Term Loan Agreement became effective in accordance with its terms on August 1, 2013.

Interest Rate and Amortization

Borrowings under the Target Term Loan Agreement will bear interest at the applicable WC Borrower’s choice of a per annum rate equal to either (i) a base rate plus an applicable margin per annum varying from (x) 0.00% per annum to 0.75% per annum under the Three Year Tranche and (y) 0.125% per annum to 0.875% per annum under the Five Year Tranche, depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from (x) 1.00% per annum to 1.75% per annum under the Three Year Tranche and (y) 1.125% per annum to 1.875% per annum under the Five Year Tranche, depending on the Debt Rating.

The outstanding principal amount of loans under the Five Year Tranche is payable in equal quarterly amounts of 2.50% per quarter prior to the fifth anniversary of the Closing Date, with the remaining balance payable on the fifth year anniversary of the Closing Date. The outstanding principal amount of loans under the Three Year Tranche is not subject to quarterly amortization and shall be payable in full on the three year anniversary of the Closing Date.

Guarantees

The Target Term Loan Agreement provides that all obligations thereunder will be jointly and severally guaranteed by (i) Parent, (ii) each subsidiary of Parent (other than any WC Borrower) that is a primary obligor or a guarantor under the 7  3/4% senior notes due 2018 issued by the Puerto Rico Borrower and Warner Chilcott Finance LLC and (iii) any subsidiary (other than any WC Borrower) that becomes a guarantor of third party indebtedness of a WC Borrower in an aggregate principal amount exceeding $200 million (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Parent).

Representations, Covenants and Events of Default

The Target Term Loan Agreement contains representations and warranties, financial reporting covenants and other affirmative covenants, negative covenants, a financial covenant and events of default that are substantially similar to those in the Amended and Restated Credit Facilities.

Conditions

Borrowings under the Target Term Loan Agreement are subject to several conditions that are substantially similar to those in the Amended and Restated Credit Facilities, and the final termination date for the availability of the loans under the Target Term Loan Agreement is the End Date, as defined in the Transaction Agreement.

The foregoing description is qualified in its entirety by reference to the text of the Target Term Loan Agreement, which is attached as Exhibit 10.5 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Term Loan Amendment Agreement, by and among Actavis, Inc., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of August 1, 2013.

10.2	Revolver Loan Amendment Agreement, by and among Actavis, Inc., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of August 1, 2013.

10.3	Amended and Restated Actavis Term Loan Credit Facility, by and among Actavis WC Holding S.à r.l., Actavis, Inc., Actavis plc, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, to be dated as of the Closing Date.

10.4	Amended and Restated Actavis Revolving Credit Facility, by and among Actavis WC Holding S.à r.l., Actavis, Inc., Actavis plc, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, to be dated as of the Closing Date.

10.5	Warner Chilcott Term Loan Credit Facility, by and among Actavis plc, Warner Chilcott Corporation, WC Luxco S.à r.l, Warner Chilcott Company LLC, Warner Chilcott Finance LLC, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, to be dated as of August 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2013	ACTAVIS, INC.

	By:	/s/ David A. Buchen
David A. Buchen
Chief Legal Officer–Global and Secretary